UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 27, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Drawdown under Texas Capital Bank, N.A. Credit Agreement

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 3, 2005, Toreador Resources Corporation, a Delaware corporation (“Toreador”), as Guarantor, and its subsidiaries Toreador Exploration and Production, Inc., a Texas corporation and Toreador Acquisition Corporation, a Delaware corporation (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Texas Capital Bank, N.A. (the “Lender”). Toreador has entered into an unconditional guarantee of the Borrowers’ obligations under the Credit Agreement.

On November 27, 2006, the Borrowers borrowed $5.55 million under the Credit Agreement for general corporate purposes. The general terms of the Credit Agreement were described in the Current Report on Form 8-K filed with the SEC on January 3, 2005 under “Item 1.01 – Entry into a Material Definitive Agreement – Loan Agreement with Texas Capital Bank, N.A.” The interest rate on the amount borrowed fluctuates at prime less 0.5%. The current interest rate is 7.75%. As long as the borrowing base under the Credit Agreement is at least $5.55 million, no principal or interest payments would be due until January 1, 2010. The borrowing base will be recalculated by the Lender on June 1, 2007. If the borrowing base on that date or a future recalculation date is below $5.55 million, Toreador would have thirty (30) days from the receipt of notice from the Lender of such Borrowing Base Deficiency to repay the principal and accrued interest on the amount by which $5.55 million exceeds the recalculated borrowing base.

Drawdown under Natixis Banques Populaires Revolving Credit Facility

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2005, Madison Energy France, a societe commondite simple incorporated under the laws of France (“MEF”), as the Borrower, Madison Oil France, a societe anonyme incorporated under the laws of France (“MOF”), as the Guarantor, and Toreador and Madison Oil Company Europe, a Delaware corporation (“MOCE”), both as Obligors entered into a Reserve Base Revolving Facility Agreement (the “Revolving Facility Agreement”) with Natixis Banques Populaires (the “Agent”) and certain lenders party thereto. Toreador, MOF, and MOCE have entered into unconditional guarantees of MEF’s obligations under the Revolving Facility Agreement.

On December 19, 2006, MEF borrowed an additional $3 million under the Revolving Facility Agreement for general corporate purposes. The general terms of the Revolving Facility Agreement were described in the Current Report on Form 8-K filed with the SEC on February 24, 2005 under “Item 1.01 – Entry into a Material Definitive Agreement – Agreement with Natixis Banques Populaires.” The interest rate on the amount borrowed fluctuates at the LIBOR rate plus 2.50%. The current interest rate is 7.87%. As long as the borrowing base under the Revolving Facility Agreement is at least $11 million, which is the currently outstanding principal, no principal or interest payments would be due until December 23, 2009. The borrowing base will be recalculated by the Agent on approximately June 4, 2007. If the borrowing base on that date or a future recalculation date is below $11 million, MEF would have sixty (60) days to repay the principal and accrued interest on the amount by which $11 million exceeds the recalculated borrowing base.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	December 22, 2006
		By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO